Exhibit 4.1

Schedule “A” Industry Industrie Canada Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions HudBay Minerals Inc. Corporate name / Dénomination sociale 793676-1 Corporation number / Numéro de société I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment. JE CERTIFIE quc les statuts de la société susmentionnée sont modifiés aux termes de Particle 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes. Virginie Ethier Director / Directeur 2014-05-08 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Industrie Canada Canada Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177) Formulaire 4 Clauses modificatrices Loi canactienne sur les sociétés par actions (LCSA) (art. 27 ou 177) 1 Corporate name Dénomination sociale HudBay Minerals Inc. 2 Corporation number Numéro de la société 793676-1 3 The articles are amended as follows Les statuts sont modifiés de la façon suivante The corporation changes the minimum and/or maximum number of directors to: Les nombres minimal et/ou maximal d’administrateurs sont modifiés pour : Min. 6 Max. 13 4 Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société. Original signed by / Original signé par Cheryl L. Fiebelkorn Cheryl L. Fiebelkorn 204-949-4269 Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA). Faire une fausse déclaration constitute une infraction et son nuteur, sur déclaration de culpabilité par procédure sommaire, est possible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, oul’une de ces peines (paragraph 250(1) de la LCSA). You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. it will be stored in personal information bank number IC/PPU-049. Vous fournissez des renseignements exigés par la LCSA. II est à noter que la LCSA et la Loi sur les renselgnements personnels permettent que de tels renseignements soient divulgués nu public. IIs seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Industry Canada Industrie Canada

Certificate of Amalgamation
Canada Business Corporations Act

Certificat de fusion
Loi canadienne sur les sociétés par actions

HudBay Minerals Inc.

Corporate name / Dénomination sociale

793676-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act*, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions*, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Marcie Girouard

Director / Directeur

2011-08-15

Date of Amalgamation (YYYY-MM-DD)
Date de fusion (AAAA-MM-JJ)

Canada

Industry Canada Industrie Canada FORM 9 ARTICLES OF AMALGAMATION (SECTION 185) FORMULE 9 STATUTS DE FUSION (ARTICLE 185) Canada Business Loi canadienne sur les Corporations Act sociétés par actions 1 -- AIR Name of the Amalgamated Corporation Franco-Nevada Corporation Dénomination sociale de la société issue de la fusion 2 -- The province or territory in Canada where the registered office is to be situated Ontario La province ou Ie territoire au Canada où se situera Ie siège social 3 -- The classes and any maximum number of shares that the corporation is authorized to issue The attached Schedule B forms a part hereof. Catégories et tout nombre maximal d'actions que la société est autorisée à émetlre 4 -- Restrictions, if any, on share transfers There are no restrictions on the transfer of shares. Restrictions sur Ie transfert des actions, s'il ya lieu 5 -- Number (or minimum and maximum number) of directors Minimum: 1, Maximum: 20 Nombre (ou nombre minimal et maximal) d'administrateurs 6 -- Restrictions, if any, on business the corporation may carry on Limites imposées à I'activité commerciale de la société, s'i1 y a lieu There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise. 7 -- Other provisions, if any The attached Schedule 2 forms a part hereof. Autres dispositions, s'il y a lieu 8 -- The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: La fusion a été approuvée en accord avec I'article au Ie paragraphe de la Loi indiqué ci-après D 183 (l 184(1) D 184(2) 9 -- Name of the amalgamating corporations Dénomination socia Ie des soclétés fusionnantes Corporation No. N° de la société Date Title Titre TeL. No. N' de tél. Franco-Nevada Corporation 6857787 20;07 Corporate Secreta Corporate 20;07 Secretary 416-480-6480 Franco-Nevada Canada Corporation 6884776- 416-480-6480 FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT IC 3190 (2007106)

Schedule A to Articles of Amalgamation The Corporation is authorized to issue an unlimited number of preference shares, issuable in series, and an unlimited number of common shares. The rights, privileges, restrictions and conditions attaching to each class of shares is as follows: Preference Shares The preference shares as a class shall have attached thereto the following rights, restrictions; limitations and prohibitions: I. The preference shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions. II. The preference shares of each series shall, with respect to the payment. of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to the preference shares as may be fixed in accordance with clause (i) herein. III. If any cumulative dividends or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all series of preference shares shall participate rateably in respect of such dividends and return of capital. iv. The preference shares of any series may be made convertible into common shares at such rate and upon such basis as the directors in their discretion may determine. v. Unless the directors otherwise determine in the articles of amendment designating a series, no holder of preference shares shall be entitled to receive notice of, attend, be represented at or vote in respect thereof at any annual or special meeting of the Corporation unless the meeting is convened for considering the winding up of the Corporation, the amalgamation of the Corporation with another corporation or corporations or to sanction the sale of all or substantially all of its assets or undertaking or other events specified in the Canada Business Corporations Act (the "Act"), in any of which events each holder of preference shares shall have one (I) vote for each such share held. vi. The holders of preference shares shall not be entitled to vote separately as a class or series upon a proposal, and shall not be entitled to dissent pursuant to Section 190(2) of the Act (or any other statutory provision of like or similar effect from time to time in force) in respect to a resolution to amend the articles of the Corporation to: a. increase or decrease any maximum number of authorized preference shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the preference shares or any series thereof, b. effect an exchange, reclassification or cancellation of the preference shares or any series thereof; or c. create a new class or series of shares equal or superior to the preference shares or any series thereof; provided that the holders of preference shares shrill be entitled to receive notice of meetings of common shareholders called for the purpose of authorizing the amendment to the articles of the Corporation of the nature referred to above, Common Shares The common shares shall be entitled to vote at all meetings of the shareholders, each common share carrying one vote and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, to receive the remaining property of the Corporation upon dissolution.

Schedule B to Articles of Amalgamation Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (the "Act"), the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient: a) borrow money upon the credit of the Corporation; b) issue, re-issue, sell or pledge debt obligations of the Corporation; c) subject to the provisions of the Act, give a guarantee on behalf of the Corporation to seoure performance of an obligation of any person; and d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligations of the Corporation. The board of directors may from time to time delegate to a director, a Committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation. Between annual and general meetings of the Corporation, the directors of the Corporation may appoint one or more additional directors to serve until the next annual and general meeting but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual and general meeting.